Exhibit 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor’s Report dated January 6, 2004 regarding the consolidated balance sheets of Coast Bancorp and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002, in the Form 10-KSB filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 22, 2004

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PLEASANTON  •  RANCHO CUCAMONGA  •  SAN JOSE